Exhibit 99.1

Contacts:
James Frates
Chief Financial Officer
Alkermes, Inc.
(617) 494-0171

Rebecca Peterson
Vice President, Corporate Communications
Alkermes, Inc.
(617) 583-6378
ALKERMES ANNOUNCES FIRST QUARTER FISCAL 2007 RESULTS
—Total Revenues More than Doubled Compared to First Quarter Fiscal 2006 —
Cambridge, MA, August 8, 2006 — Alkermes, Inc. (Nasdaq: ALKS) today announced financial results for the first quarter of fiscal 2007. Highlights for the quarter ended June 30, 2006 include:
•	Total revenues of $51.5 million, a 107 percent increase over total revenues of $24.8 million for the same period in 2005.

•	Net loss on a GAAP basis of $0.7 million compared to a net loss of $13.7 million for the same period in 2005.

•	Strong cash position and total investments of $373.7 million following receipt of the $110 million milestone from Cephalon, Inc. (Cephalon) upon approval by the U.S. Food and Drug Administration (FDA) of VIVITROL®.
As a result of the adoption of Statement of Financial Accounting Standards No. 123R (Share-Based Payment), on April 1, 2006, Alkermes is reporting share-based compensation expense in its GAAP results.
•	GAAP net loss for the first quarter ended June 30, 2006 was $0.7 million or a basic and diluted loss per share of $0.01, including $8.3 million in share-based compensation expense, as compared to a net loss of $13.7 million or a basic and diluted loss per share of $0.15 for the same period in 2005.

•	Non-GAAP net income for the first quarter ended June 30, 2006 was $6.8 million or a basic and diluted earnings per share of $0.07, compared to a net loss of $13.8 million or basic and diluted loss per share of $0.15 for the same period in 2005.
Alkermes is providing non-GAAP results as a complement to GAAP results. The non-GAAP net income excludes certain noncash or nonrecurring items, and Alkermes’ management believes these pro forma measures help to indicate underlying trends in the Company’s ongoing operations. The reconciliation between non-GAAP and GAAP earnings per share for the first quarters of fiscal 2007 and 2006 is provided in the following table:

	Non-GAAP	Share-Based	Net Increase
	Diluted Earnings	Compensation	in Fair Value	Reported GAAP
	(Loss) per Share	Expense[1]	of Warrants	Diluted Loss per Share
Q1 FY 2007	$0.07	($0.08)	$0.01	($0.01)
Q1 FY 2006	($0.15)	—	—	($0.15)
Note: Amounts may not sum due to rounding.
“We are pleased with the progress we made in our business during the first fiscal quarter, specifically with our strong revenue growth. We also achieved important product milestones, including the launch of VIVITROL and the completion of enrollment in a key registration study for AIR Inhaled Insulin,” stated James Frates, chief financial officer of Alkermes. “We continue to focus on our commercial, clinical and corporate objectives, including supplying RISPERDAL CONSTA and VIVITROL, advancing our product pipeline, and achieving sustained operating profitability.”
Revenues
•	Total revenues for the quarter ended June 30, 2006 were $51.5 million, compared to $24.8 million for the same period in 2005.

•	Total manufacturing revenues for the quarter ended June 30, 2006 were $22.2 million, comprised of $19.1 million for RISPERDAL® CONSTA® and $3.1 million for VIVITROL, compared to $14.0 million for the same period in 2005, all of which related to RISPERDAL CONSTA.

•	Royalty revenues for the quarter ended June 30, 2006 were $5.1 million based on RISPERDAL CONSTA sales of $205 million, compared to $3.6 million based on RISPERDAL CONSTA sales of $144 million for the same period in 2005.

•	Research and development revenue under collaborative arrangements for the quarter ended June 30, 2006 was $14.5 million, compared to $7.3 million for the same period in 2005.

•	Net collaborative profit for the quarter ended June 30, 2006 was $9.7 million. The Company did not recognize any net collaborative profit for the same period in 2005.
Costs and Expenses
•	Cost of goods manufactured, on a non-GAAP basis, for the quarter ended June 30, 2006 was $9.0 million, of which $6.3 million related to RISPERDAL CONSTA and $2.7 million related to VIVITROL, compared to $4.5 million for the same period in 2005, all of which related to RISPERDAL CONSTA. On a GAAP basis, cost of goods manufactured for the quarter ended June 30, 2006 was $9.3 million, including share-based compensation expense of $0.3 million.

•	Research and development (R&D) expenses, on a non-GAAP basis, for the quarter ended June 30, 2006 were $23.1 million, compared to $21.6 million for the same period in 2005. On a GAAP basis, R&D expenses for the quarter ended June 30, 2006 were $25.9 million, including share-based compensation expense of $2.8 million.

•	Selling, general and administrative (SG&A) expenses, on a non-GAAP basis, for the quarter ended June 30, 2006 were $11.3 million, compared to $9.0 million for the same period in 2005. On a GAAP basis, SG&A expenses for the quarter ended June 30, 2006 were $16.5 million, including share-based compensation expense of $5.2 million.

•	Interest income for the quarter ended June 30, 2006 was $4.3 million compared to $1.6 million for the same period in 2005. Interest expense was $5.5 million for the quarter ended June 30, 2006 compared to $5.2 million for the same period in 2005.
At June 30, 2006, Alkermes had cash and total investments of $373.7 million, compared to $303.1 million at March 31, 2006. This includes the receipt of the $110 million milestone payment from Cephalon following the FDA approval of VIVITROL in April 2006.

Recent Highlights
•	VIVITROL: Alkermes and Cephalon launched VIVITROL in the United States on June 13, 2006.

•	AIR® Inhaled Insulin: Alkermes and Eli Lilly and Company (Eli Lilly) announced results from studies of AIR Inhaled Insulin (AIR Insulin) presented at the 66th Annual Scientific Sessions of the American Diabetes Association (ADA), including results from a Phase II study comparing two levels of training intensity, and results from a Phase I study in subjects with chronic obstructive pulmonary disease (COPD). The companies also announced the completion of enrollment of a Phase III, two-year safety and efficacy study for AIR Insulin.

•	Exenatide LAR: Amylin Pharmaceuticals, Inc., Eli Lilly, and Alkermes announced detailed results from a Phase II, 45-patient safety and efficacy study of exenatide LAR presented at the 66th Annual Scientific Sessions of the ADA, demonstrating that 86 percent of patients using the higher of two doses of exenatide LAR were able to achieve recommended levels of glucose control, as measured by hemoglobin A1C, with an average improvement of approximately 2 percent compared to placebo.
Conference Call
Alkermes will host a conference call at 4:30 p.m. EDT on Tuesday, August 8, 2006 to discuss these financial results and provide an update on the Company. The conference call may be accessed by dialing 1-866-818-1223 for domestic callers and 1-703-639-1376 for international callers. The conference call ID number is 943375. In addition, the call will be webcast on the investor relations section of Alkermes’ website at www.alkermes.com and archived on the site until Sunday, August 13, 2006 at 5:00 p.m. EDT. Alkermes is also providing a podcast MP3 file available for download on the Alkermes website which will be available shortly following the conference call. A replay of the conference call will be available from 7:30 p.m. EDT on Tuesday, August 8, 2006 through 5:00 p.m. EDT on Sunday, August 13, 2006, and may be accessed by dialing 1-888-266-2081 for domestic callers and 1-703-925-2533 for international callers. The replay access code is 943375.

About Alkermes
Alkermes, Inc. is a biotechnology company that develops products based on sophisticated drug delivery technologies to enhance therapeutic outcomes in major diseases. The Company has two commercial products. RISPERDAL® CONSTA® [(risperidone) long-acting injection], the first and only long-acting atypical antipsychotic medication approved for use in schizophrenia, is marketed worldwide by Janssen-Cilag (Janssen), a wholly owned division of Johnson & Johnson. VIVITROL® (naltrexone for extended-release injectable suspension) is the first and only once-monthly injectable medication approved for the treatment of alcohol dependence and is marketed in the United States primarily by Cephalon, Inc. The Company has a pipeline of extended-release injectable products and pulmonary products based on its proprietary technology and expertise. Alkermes’ product development strategy is twofold: the Company partners its proprietary technology systems and drug delivery expertise with several of the world’s finest pharmaceutical companies; and it also develops novel, proprietary drug candidates for its own account. The Company’s headquarters are in Cambridge, Massachusetts, and it operates research and manufacturing facilities in Massachusetts and Ohio.
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the therapeutic value of its product candidates to patients; plans for clinical trials; the successful commercialization of VIVITROL; the successful supply of RISPERDAL CONSTA and VIVITROL; and the successful continuation of development activities for its partnered programs. Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the Company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations. These risks and uncertainties include, among others: whether the Company can continue to successfully manufacture RISPERDAL CONSTA and VIVITROL at a commercial scale or economically or in sufficient quantities to supply the market; whether RISPERDAL CONSTA will continue to be commercialized successfully by its partner Janssen and whether VIVITROL will be commercialized successfully by Alkermes and its partner, Cephalon; whether the Company is able to successfully and efficiently scale up and manufacture its product candidates; whether advancement of the Company’s partnered product candidates will be delayed due to actions or decisions by its partners with regard to development and regulatory strategy, timing and funding which are out of its control, and the outcome of clinical and preclinical work the Company and its partners are pursuing; decisions by the FDA or foreign regulatory authorities regarding the Company’s product candidates; potential changes in cost, scope and duration of clinical trials; and whether RISPERDAL CONSTA, VIVITROL and the Company’s product candidates, in commercial use, have unintended side effects, adverse reactions or incidents of misuse that could cause the FDA or other health authorities to require post approval studies or require removal of its products from the market. For further information with respect to factors that could cause the Company’s actual results to differ materially from expectations, reference is made to the reports the Company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and the Company disclaims any intention or responsibility for updating predictions or financial expectations contained in this release.
AIR® is a registered trademark of Alkermes, Inc.; VIVITROL® is a registered trademark of Cephalon, Inc.; RISPERDAL® CONSTA® is a registered trademark of Johnson & Johnson Corporation.

[1]	Alkermes, Inc. adopted SFAS No. 123R based on the modified prospective transition method beginning April 1, 2006, and, therefore, no share-based compensation expense was recognized in GAAP-reported results in any prior reporting period under this standard. Based on the Company’s pro forma disclosure under SFAS No. 148 (Accounting for Stock-Based Compensation—Transition and Disclosure) for reporting periods prior to April 1, 2006 (as previously disclosed in the Company’s financial statement footnotes), pro forma share-based compensation expense in the first quarter of fiscal 2006 was $5.8 million, or $0.07 per basic and diluted share, and the resulting non-GAAP loss per basic and diluted share was $0.22.

Net Collaborative Profit — VIVITROL® Collaboration

	Three Months
	Ended	Cumulative
	June 30,	Collaboration
(Unaudited, in thousands)	2006	To-Date
Milestone revenue recognized to offset expenses incurred on VIVITROL:
Alkermes, Inc. expenses incurred on behalf of the collaboration (1)	$8,355	$28,145
Cephalon, Inc. expenses incurred on behalf of the collaboration (1)	18,873	40,052
Alkermes, Inc. expenses incurred outside the collaboration (2)	196	19,691

	27,424	87,888

Milestone revenue recognized with respect to license (3)	1,191	1,191

Flow of funds to Cephalon, Inc. (4)	(18,873)	(40,052)

Net collaborative profit	$9,742	$49,027

Notes

(1)	Expenses incurred on behalf of the collaboration by Alkermes, Inc. (“Alkermes”) and net losses incurred on behalf of the collaboration by Cephalon, Inc. (“Cephalon”) contribute to the cumulative net product losses incurred on VIVITROL. Alkermes is responsible for the first $120 million of these cumulative net product losses. Through June 30, 2006, $68.2 million of cumulative net product losses have been incurred.

(2)	Alkermes is solely responsible for the successful approval of VIVITROL, and the successful completion of the first VIVITROL manufacturing line. These expenses do not contribute to the cumulative net product losses.

(3)	Milestone revenue related to the license commenced upon approval of VIVITROL, by the U.S. Food and Drug Administration, on April 13, 2006.

(4)	Alkermes is responsible for the first $120 million of cumulative net product losses during the period ending December 31, 2007, and consequently reimburses Cephalon for its net losses incurred on VIVITROL during this period.

(1)(2)(3)	Through June 30, 2006, Alkermes has recognized $89.4 million of milestone revenue out of the $270.0 million received from Cephalon. In addition to (1), (2) and (3) above, this recognition includes $0.3 million of milestone revenue related to a 10% mark-up on manufacturing revenue, which is reported by Alkermes within manufacturing revenues in the condensed consolidated statement of operations.

Alkermes, Inc. and Subsidiaries
Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations	June 30,	June 30,
(In thousands, except per share data)	2006	2005

Revenues:
Manufacturing revenues	$22,193	$13,983
Royalty revenues	5,139	3,604
Research and development revenue under collaborative arrangements	14,464	7,251
Net collaborative profit	9,742	—

Total Revenues	51,538	24,838

Expenses:
Cost of goods manufactured	9,338	4,517
Research and development	25,863	21,622
Selling, general and administrative	16,530	8,952

Total Expenses	51,731	35,091

Operating Loss	(193)	(10,253)

Other Income (Expense):
Interest income	4,335	1,631
Other income (expense), net	787	320
Derivative loss related to convertible subordinated notes	—	(266)
Interest expense	(5,473)	(5,169)

Total Other Income (Expense)	(351)	(3,484)

Loss before income taxes	(544)	(13,737)
Income taxes	171	—

Net Loss	$(715)	$(13,737)

Loss per Common Share (GAAP):
Basic and Diluted	$(0.01)	$(0.15)

Weighted Average Number of Common Shares Outstanding (GAAP):
Basic and Diluted	93,784	90,410

Pro Forma Reconciliation:
Net Loss — GAAP	$(715)	$(13,737)
Share-based compensation expense	8,347	—
Net increase in the fair value of warrants	(846)	(308)
Derivative loss related to convertible subordinated notes	—	266

Net Income (Loss) — non-GAAP	$6,786	$(13,779)

Earnings (Loss) per Common Share (non-GAAP):
Basic	$0.07	$(0.15)

Diluted	$0.07	$(0.15)

Weighted Average Number of Common Shares Outstanding (non-GAAP):
Basic	93,784	90,410

Diluted	99,754	90,410

Condensed Consolidated Balance Sheets	June 30,	March 31,
(In thousands)	2006	2006

Cash, cash equivalents and total investments	$373,684	$303,112
Receivables, prepaid expenses and other current assets	46,155	42,584
Inventory	11,378	7,341
Property, plant and equipment, net	116,246	112,917
Other assets	10,290	11,209

Total Assets	$557,753	$477,163

Unearned milestone revenue — current portion	$56,320	$83,338
Other current liabilities	34,947	42,322
Unearned milestone revenue — long-term portion	124,319	16,198
Non-recourse Risperdal Consta secured 7% notes	154,427	153,653
Other long-term debt	1,200	125,865
Other long-term liabilities	7,377	7,571
Redeemable convertible preferred stock	15,000	15,000
Total shareholders’ equity	164,163	33,216

Total Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity	$557,753	$477,163

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006 and the Company’s report on Form 10-Q for the three months ended June 30, 2006.